Exhibit 5.1

March 12, 2013

Avon Products, Inc.

777 Third Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel for Avon Products, Inc., a New York corporation (the “Company”), in connection with the issuance of $250,000,000 aggregate principal amount of the Company’s 2.375% Notes due 2016, $500,000,000 aggregate principal amount of the Company’s 4.600% Notes due 2020, $500,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2023, and $250,000,000 aggregate principal amount of the Company’s 6.950% Notes due 2043 (collectively, the “Securities”), under an Indenture, dated as of February 27, 2008, between the Company, as issuer, and Deutsche Bank Trust Company Americas as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, dated as of March 3, 2008, the second supplemental indenture thereto, dated as of March 3, 2008, the third supplemental indenture thereto, dated as of March 2, 2009, the fourth supplemental indenture thereto, dated as of March 2, 2009, the fifth supplemental indenture thereto, dated as of March 12, 2013, the sixth supplemental indenture thereto, dated as of March 12, 2013, the seventh supplemental indenture thereto, dated as of March 12, 2013 and the eighth supplemental indenture thereto, dated as of March 12, 2013 (as so supplemented, the “Indenture”), and pursuant to a Registration Statement on Form S-3 (File No. 333-180054) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2012, a Prospectus, dated March 12, 2012, forming part of the Registration Statement (the “Base Prospectus”), a Prospectus Supplement, dated March 7, 2013, relating to the Notes, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) and an Underwriting Agreement, dated March 7, 2013 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in the Underwriting Agreement (the “Underwriters”).

As counsel to the Company, we have reviewed the originals, or copies identified to our satisfaction of (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Indenture, (v) the Securities, (vi) the Underwriting Agreement, (vii) such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company and (viii) such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have relied, as to matters of fact, upon the certificates of public officials and officers of the Company.

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that the Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated by the Trustee pursuant to the Indenture and delivered and paid for by the Underwriters in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

We do not express or purport to express any opinions with respect to laws other than the laws of the State of New York.

We consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and its incorporation by reference into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

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